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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):   May 16, 2000



                             THE WISER OIL COMPANY
             (Exact name of registrant as specified in is charter)



        Delaware                      0-5426                  55-0522128
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)         Identification No.)

                          8115 Preston Road, Suite 400
                              Dallas, Texas 75225
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (214) 265-0080


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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                             THE WISER OIL COMPANY
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

================================================================================

Item 1.  Changes in Control of Registrant.

              Not applicable.

Item 2.  Acquisition or Disposition of Assets.

              Not applicable.

Item 3.  Bankruptcy or Receivership.

              Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

              Not applicable.

Item 5.  Other Events.

      On May 31, 2000, The Wiser Oil Company, a Delaware corporation (the "Company"), announced that on May 25, 2000, the Company closed the sale of 600,000 shares of 7% cumulative convertible preferred stock to an investment group led by Wiser Investment Company, LLC ("WIC") for $15 million. The Company also announced that it appointed George K. Hickox, Jr. as Chairman of the Board and Chief Executive Officer replacing Andrew J. Shoup, Jr., and A. Wayne Ritter as President of the Company, and that Richard R. Schreiber and Scott W. Smith were appointed to the Board of Directors, replacing Messrs. Howard G. Hamilton and John W. Cushing, III, who have resigned. Previously, on May 16, 2000, the Company announced that its shareholders had approved the sale of the preferred stock.

Item 6.  Resignations of Registrant's Directors.

              Not applicable.

Item 7.  Financial Statements and Exhibits.

              (c)  Exhibits

                   Item           Exhibits
                   ----           --------

                   99.1*                Press Release dated as of May 31, 2000.

                   99.2*                Press Release dated as of May 16, 2000.

_______
*filed herewith

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Item 8.  Change in Fiscal Year.

              Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

              Not applicable.

                                       2
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   THE WISER OIL COMPANY


Date:     June 5, 2000             By:  /s/ George K. Hickox, Jr.
                                        ------------------------------------
                                        George K. Hickox, Jr.
                                        Chairman and Chief Executive Officer

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                               INDEX TO EXHIBITS

 Item
Number                  Exhibit
------                  -------

99.1            Press Release dated as of May 31, 2000.

99.2            Press Release dated as of May 16, 2000.


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